Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Addentax Group Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-
Fees Previously Paid	Equity	Common Stock, par value 0.001 per share (1)	Rule 457(o)	5,750,000	5.00	$28,750,000	0.0001091	$3,136.63
Fees Previously Paid	Equity	Common stock, par value 0.001 per share (2)	Rule 457(c)	987,000	7.00	$6,909,000	0.0001091	$753.77
Fees Previously Paid	Other	Underwriter Warrants(3)(4)	Rule 457(g)	5,750,000	-	-	-	-
Fees Previously Paid	Equity	Common stock underlying Underwriter Warrants(5)	Rule 457(o)	575,000	6.50	$3,737,500	0.0001091	$407.76
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$4,298.16
	Total Fees Previously Paid							$4,298.16
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

(1) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price, includes 750,000 shares of Common Stock issuable upon exercise of a 45-day option granted to the Underwriter, Network 1 Financial Securities, Inc., to cover over-allotments, if any.

(2) This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling stockholders of the Registrant of up to 987,000 shares of common stock previously issued to the selling stockholders as named in the Resale Prospectus. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices of the Registrant’s common stock reported by the OTCQB Marketplace on January 28, 2022.

(3) No fee is required pursuant to Rule 457(g) under the Securities Act. Resales of the underwriter warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are registered hereby.

(4) We have agreed to issue to Network 1 Financial Securities, Inc. the underwriter warrants to purchase the number of common stock (the “Underwriter Warrants”) in the aggregate equal to 10% of the common stock sold at closing of the offering, including any shares that may be sold as result of the Underwriter exercising the over-allotment option. The Underwriter Warrants will be exercisable from time to time from 6 months after the closing of the offering and will expire after five years from the effective date of this registration statement, in whole or in part, but may not be transferred nor may the shares underlying the warrants be sold until 180 days from the beginning on the date of commencement of sales of the offering. The exercise price of the Underwriter Warrants is equal to 130% the public offering price per share in the offering.

(5) Resales of shares of common stock issuable upon exercise of the underwriter warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are also registered hereby.